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                                                                      Exhibit 23



                              Consent of KPMG LLP


The Board of Directors
Midas, Inc.


We consent to incorporation by reference in Registration Statement Nos. 333-44625, 333-44797 and 333-58363 on Form S-8 of Midas, Inc. of our report dated February 17, 2000 relating to the balance sheets of Midas as of the end of fiscal years 1999 and 1998, and the related statements of operations, cash flows and changes in shareholders' equity for each of the fiscal years 1999, 1998, and 1997, which report is incorporated by reference in the 1999 annual report on Form 10-K of Midas Inc.


                                       KPMG LLP


Chicago, Illinois
March 27, 2000